Exhibit 10.1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITY UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

CROWDGATHER, INC.

CONVERTIBLE PROMISSORY NOTE

$500,000	Woodland Hills, California
Dated as of July 8, 2008

CrowdGather, Inc., a Nevada corporation (the “Company”), for value received, hereby promises to pay to Smart Goal Investment Limited (“Holder”), the sum of Five Hundred Thousand Dollars ($500,000) on the terms and conditions set forth in this Convertible Promissory Note (“Note”).  Payment for all amounts due hereunder shall be made by mail to the registered address of Holder.

The following is a statement of the rights of Holder of this Note and the conditions to which this Note is subject, and to which Holder hereof, by the acceptance of this Note, agrees:

1.           Maturity.  The principal hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on the earlier to occur of:  (i) July 8, 2009 (“Maturity Date”); and (ii) when declared due and payable by Holder upon the occurrence of an Event of Default (as defined below).

2.           Interest.  This Note shall accrue interest on the principal at a rate of eight percent (8%) per annum (the “Interest Rate”).  Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  Interest accruing on this Note shall be subject to mandatory conversion as provided in Section 5 below, except that upon an occurrence of an Event of Default, the Company shall be obligated to pay the interest due on this Note by delivering to Holder cash equal to the outstanding principal amount of the Note plus any due and unpaid interest.  If there occurs an acceleration or prepayment of the Note prior to the Maturity Date in accordance with the terms hereof, all interest due and payable at such time on the principal amount due shall be paid in full.  All payments hereunder are to be applied first to reasonable costs and fees referred to herein, second to the payment of accrued interest, and the remaining balance to the payment of principal.

3.           Events of Default.  If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”), Holder may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

(a)           Default in the payment of the principal or unpaid accrued interest of this Note when due and payable; or

(b)           The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable Federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(c)           If, within 60 calendar days after the commencement of an action against the Company, without the consent or acquiescence of the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 calendar days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

4.           Holder’s Rights Upon Event of Default.  Upon the occurrence and continuance of any Event of Default, Holder in his sole and absolute discretion shall have the right to:

(i)           convert all of the principal amount and unpaid accrued interest attributable to this Note into shares of the Company’s $.001 par value common stock (“Common Stock”) at a conversion price of $1.00 per share; or

(ii)          declare all unpaid interest and principal immediately due and payable and exercise all other legal rights in connection therewith.

5.           Conversion.

(a)           Mandatory Conversion.  The outstanding principal balance and unpaid accrued interest on this Note shall automatically convert into shares of Common Stock immediately prior to the closing of the Company’s next transaction or series of related transactions in which the Company sells equity securities and in which the gross proceeds to the Company equal or exceed $2,000,000 (the “Next Equity Financing”). The number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the outstanding principal and unpaid accrued interest due on this Note on the date of conversion, by (b) the conversion price which shall equal eighty five percent (85%) of the negotiated and agreed upon per share price set forth in the Next Equity Financing. The Common Stock received by Holder pursuant to the conversion of the Note shall be referred to as the “Conversion Shares.”

(b)           Identical Terms.  The Common Stock received by Holder pursuant to the conversion of the Note hereunder shall have identical rights, preferences and privileges as those shares received by investors currently holding or subscribing for Common Stock.

(c)           Conversion Procedure.  If this Note is to be converted, written notice shall be delivered by the Company to the Holder, at its address set forth on the signature page hereto, notifying the Holder of the conversion to be effected, specifying the principal amount of the Note to be converted and the amount of accrued interest to be converted.  Holder will surrender this Note to the Company within five (5) business days after receiving such notice and the Conversion Shares will be delivered to the Holder after receipt of the Note by the Company.

(d)           Delivery of Stock Certificates.  As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to Holder a certificate or certificates for the number of full shares of the Common Stock issuable upon such conversion.  Upon conversion of the Note, the Company shall take all such actions as are necessary in order to insure that the Conversion Shares issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(e)           Stockholders’ Agreement.  As a condition of any issuance of Common Stock upon conversion of this Note, the Company may require Holder to execute any stockholders’ agreement, documents or other agreements that may be in effect between the Company and all of the holders of the Common Stock or that are executed by investors subscribing for the Company’s securities in connection with a Next Equity Financing.

(f)           Mechanics and Effect of Conversion.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to Holder upon the conversion of this Note, the Company shall pay to Holder the amount of outstanding principal and interest that is not so converted, such payment to be in the form as provided below.  Upon conversion of this Note, the Company shall be forever released from all of its obligations and liabilities under this Note (to the extent of the amounts converted), except that the Company shall be obligated to pay Holder, within 10 business days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

(g)           Reservation of Stock Issuable Upon Conversion.  The Company shall, before the conversion of this Note into Common Stock pursuant to the terms set forth herein, increase the number of authorized but unissued shares of Common Stock as necessary, and at all times reserve and keep available out of such duly authorized but unissued shares of Common Stock, such number of its duly authorized Common Stock as shall be sufficient to effect the conversion of the Note pursuant to the terms set forth herein.  If at any relevant time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to Holder, the Company will use its best efforts to forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

6.           Successors and Assigns; Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.  The Company may not assign this Note or any of the rights or obligations referenced herein without the prior written consent of Holder.

7.           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

8.           Waiver of Notice.  The Company hereby waives notice, presentment, demand, protest and notice of dishonor.

9.           Treatment of Note.  To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with Federal, state or local tax authorities.

10.         Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally recognized courier service or mailed by registered or certified mail, postage prepaid, to the respective addresses of the parties as set forth on the signature page hereof or if sent by facsimile to the respective facsimile numbers of the parties set forth on the signature page hereof.  Any party hereto may by notice so given change its address for future notice hereunder.  Notice shall conclusively be deemed to have been given and received when personally delivered or 3 business days after deposited in the mail or one business day after sent by courier or upon confirmation of facsimile delivery in the manner set forth above.

11.         No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the securities into which this Note is convertible hereunder until, and only to the extent that, this Note shall have been converted.

12.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws.

13.         Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

CrowdGather, Inc.

By:	/s/ Sanjay Sabnani
Name:	Sanjay Sabnani
Its:	President

20300 Ventura Blvd., Suite 330
Woodland Hills, CA 91364

Holder:	Smart Goal Investment Limited
Address:	6/F., Kwan Chart Tower,
6 Tonnochy Road
WanChai, Hong Kong

Telephone:	852-2832-2831
Facsimile:	______________________